                                  SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            The Cerplex Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not applicable
--------------------------------------------------------------------------------
     (Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                                     Not applicable

        ------------------------------------------------------------------------


     (2)  Aggregate number of securities to which transaction applies:


                                     Not applicable

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                     Not applicable

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                     Not applicable

        ------------------------------------------------------------------------

     (5)  Total Fee paid:

                                     Not applicable

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary material:

                                   Not applicable

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

                                     Not applicable

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

                                     Not applicable

        ------------------------------------------------------------------------

     (3)  Filing party:

                                     Not applicable

        ------------------------------------------------------------------------

     (4)  Date filed:

                                     Not applicable

        ------------------------------------------------------------------------

                            THE CERPLEX GROUP, INC.
                                1382 BELL AVENUE
                            TUSTIN, CALIFORNIA 92780

Dear Stockholder:

     On behalf of the Board of Directors, you are cordially invited to attend the Special Meeting of Stockholders (the "Meeting") of The Cerplex Group, Inc. (the "Company") to be held at 3:00 p.m. (Pacific time) on October 5, 1998 at the offices of the Company located at 1382 Bell Avenue, Tustin, California.

     At the Meeting, you will be asked to consider and vote upon the following proposals:

          1. To approve an amendment to the Company's Certificate of Incorporation, as set forth in Appendix A to the accompanying Proxy Statement, to effect a one-for-ten reverse stock split of the Company's Common Stock whereby every ten outstanding shares of Common Stock of the Company will be combined and converted into one share of Common Stock of the Company. As a result of the amendment to the Company's Certificate of Incorporation, the number of authorized shares of Company Common Stock will be reduced from 300 million to 75 million.

          2. To approve and adopt the Company's 1998 Stock Option and Restricted Stock Purchase Plan as set forth in Appendix B to the accompanying Proxy Statement, which provides for the grant to employees, directors and consultants of the Company of options and awards to purchase up to 28,355,000 (pre-split) shares of Common Stock.


          3. To approve KPMG Peat Marwick LLC as the Company's independent public accountants and auditors.



          4. To transact such other business and to consider and take action upon any and all other matters that may properly come before the Meeting or any adjournment or adjournments thereof.


     You are urged to carefully consider all the material in the Proxy Statement and mark, sign, date and return the enclosed proxy as soon as possible, regardless of whether you expect to attend the Meeting. Giving a proxy will not prevent you from voting in person at the Meeting.

                                          Very truly yours,

                                          George L. McTavish
                                          Chairman of the Board
                                          and Chief Executive Officer

Dated: September 8, 1998

                            THE CERPLEX GROUP, INC.
                                1382 BELL AVENUE
                            TUSTIN, CALIFORNIA 92780
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 5, 1998
                            ------------------------

Dear Stockholders:

     NOTICE IS HEREBY GIVEN THAT THE SPECIAL MEETING (the "Meeting") OF STOCKHOLDERS OF The Cerplex Group, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 1382 Bell Avenue, Tustin, California, October 5, 1998 at 3:00 p.m. (Pacific time), to consider and act upon the following matters.

          1. To approve an amendment to the Company's Certificate of Incorporation, as set forth in Appendix A to the accompanying Proxy Statement, to effect a one-for-ten reverse stock split of the Company's Common Stock whereby every ten outstanding shares of Common Stock of the Company will be combined and converted into one share of Common Stock of the Company. The amendment would also reduce the number of authorized shares of Company Common Stock from 300 million to 75 million.

          2. To approve and adopt the Company's 1998 Stock Option and Restricted Stock Purchase Plan as set forth in Appendix B to the accompanying Proxy Statement, which provides for the grant to employees, directors and consultants of the Company of options and awards to purchase up to 28,355,000 (pre-split) shares of Common Stock.


          3. To approve KPMG Peat Marwick LLC as the Company's independent public accountants and auditors.



          4. To transact such other business and to consider and take action upon any and all other matters that may properly come before the Meeting or any adjournment or adjournments thereof.


     The Board of Directors knows of no other matters that will be presented for consideration at the Meeting.

     The Board of Directors has fixed the close of business on September 4, 1998 as the record date for the determination of stockholders entitled to vote at the Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          Philip E. Pietrowski
                                          Secretary

Tustin, California
September 8, 1998

                                PROXY STATEMENT
                                       OF

                            THE CERPLEX GROUP, INC.
                                1382 BELL AVENUE
                            TUSTIN, CALIFORNIA 92780

                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 5, 1998
                            ------------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to holders of common stock, par value $0.03 per share (the "Common Stock"), of The Cerplex Group, Inc., a Delaware corporation (the "Company"), and holders of convertible preferred stock and series B, series C and series D convertible preferred stock, each par value $.01, of the Company (all such convertible preferred stock is collectively referred to herein as the "Convertible Preferred Stock"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Special Meeting of Stockholders scheduled to be held at the Company's principal offices located at 1382 Bell Avenue, Tustin, California on October 5, 1998 and at any and all adjournments or postponements thereof (the "Meeting").

     It is anticipated that this Proxy Statement and the accompanying form of proxy will first be sent to stockholders on or about September 10, 1998. Only stockholders of record at the close of business on September 4, 1998 are entitled to vote at the Meeting.


     At the Meeting, stockholders will consider and vote upon proposals (i) to approve an amendment to the Company's Certificate of Incorporation to effect a one-for-ten reverse stock split of the Common Stock (the "Charter Amendment"),
(ii) to approve the Company's 1998 Stock Option and Restricted Stock Purchase Plan (the "1998 Stock Plan") which provides for the grant to employees, directors and consultants of the Company of options and awards to purchase up to 28,355,000 (pre-split) shares of Common Stock, (iii) to approve KPMG Peat Marwick LLC as the Company's independent public accountants and auditors (the "New Auditors"), and (iv) to consider such other business as may properly come before the Meeting.


REVOCABILITY OF PROXIES

     A proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such proxy may revoke it at any time prior to its use by: (i) filing with the Secretary of the Company a notice of revocation of proxy or a valid proxy bearing a later date, or (ii) by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

     This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. It is contemplated that proxies will be solicited through the mail.

OUTSTANDING SECURITIES


     The Board of Directors has fixed September 4, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 70,684,297 shares of Common Stock and, in the aggregate, 259,500 shares of Convertible Preferred Stock. The Convertible Preferred Stock is entitled to vote together with the Common Stock on an as-converted basis and converts into an aggregate approximate 88.5 million shares of Common Stock.

VOTE REQUIRED AND VOTING PROCEDURES

     Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date on each of the matters duly presented for a vote at the Meeting. Each holder of Convertible Preferred Stock will be entitled to one vote, in person or by proxy, together with the Common Stock as a single class on each of the matters duly presented for a vote at the Meeting, for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Convertible Preferred Stock held by such holder as of such Record Date.


     Also in a separate class vote, each holder of Convertible Preferred Stock is entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date on each of the matters duly presented for a vote at the Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Convertible Preferred Stock on each of the proposals presented herein was obtained pursuant to a Written Consent of Stockholders dated September 1, 1998.



     In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated each of George L. McTavish, Chairman of the Board and Chief Executive Officer, and Steve Korby, Executive Vice President and Chief Financial Officer, as proxies. Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR all proposals.


     The Board of Directors is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxy in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.


     A majority of the votes entitled to be cast by the outstanding shares of Common Stock and Convertible Preferred Stock, voting together as a single class (said Convertible Preferred Stock, together with the Common Stock sometimes collectively referred to herein as the "Voting Stock"), must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the outstanding shares of Voting Stock is required for the approval of the Charter Amendment, the 1998 Stock Plan and the New Auditors.



     WELSH, CARSON, ANDERSON & STOWE VII, L.P. AND AFFILIATES ("WCAS"), THE COMPANY'S PRINCIPAL STOCKHOLDERS, WHICH OWN APPROXIMATELY 70% OF THE OUTSTANDING SHARES OF VOTING STOCK, HAVE AGREED TO VOTE THEIR SHARES IN FAVOR OF THE CHARTER AMENDMENT, THE 1998 STOCK PLAN AND THE NEW AUDITORS.


     The affirmative vote of the holders of a majority of the outstanding shares of the Convertible Preferred Stock, voting as a separate class, is also required and has been obtained for the approval of the Charter Amendment and the 1998 Stock Plan.


     Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to each proposal. Accordingly, abstentions as to the approval of the Charter Amendment, the 1998 Stock Plan and the New Auditors will have the same effect as a vote against such proposals.



     A proxy submitted by a stockholder may indicate that all or a portion of the shares of Voting Stock represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to such proposal. Accordingly, such non-votes as to the approval of the Charter Amendment, the 1998 Stock Plan and the New Auditors will have the same effect as a vote against such proposals.

INSPECTOR OF ELECTIONS

     The Board of Directors has appointed American Stock Transfer & Trust Company as the Inspector of Elections for the Meeting. The Inspector of Elections will determine the number of shares of Voting Stock represented in person or by proxy at the Meeting, whether a quorum exists, the authenticity and validity and the effect of proxies, and will receive and count the votes.

                                 PROPOSAL NO. 1

                   TO AMEND THE CERTIFICATE OF INCORPORATION
                   TO EFFECT A REVERSE STOCK SPLIT AND REDUCE
                          THE AUTHORIZED COMMON STOCK

GENERAL

     The Board of Directors of the Company has adopted, subject to stockholder approval, a resolution proposing that the Company amend its Certificate of Incorporation, substantially in the form of Appendix A attached hereto, to reduce the outstanding number of shares of Common Stock and effect a reverse stock split (the "Reverse Stock Split") pursuant to which each ten shares of Common Stock currently outstanding ("Old Common Stock") will become one share of the Company's new common stock ("New Common Stock"). The Charter Amendment will also reduce the number of authorized shares of Common Stock to 75,000,000.


     The Certificate of Incorporation presently authorizes 300,000,000 shares of Common Stock, of which 70,684,297 shares were issued and outstanding as of the Record Date. In addition, as of the Record Date, 95,871,713 shares of Common Stock were subject to issuance upon exercise of outstanding warrants, options and other convertible securities, including the Convertible Preferred Stock.


PURPOSES OF THE REVERSE STOCK SPLIT


     In deciding to approve and recommend the Reverse Stock Split, the Board of Directors of the Company considered that the Common Stock, which is currently trading at approximately $0.11 a share, may not be appealing to many brokerage firms which may be reluctant to recommend lower priced securities to their clients and may discourage individual brokers from dealing in lower priced stocks, particularly stocks that trade at below $1.00, for various reasons including the perception that such stocks are unduly speculative. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms will not monitor the trading activity of lower priced stocks. In addition, the Board of Directors believes that most investment funds are reluctant to invest in lower priced stocks. The Board of Directors is hopeful that the Reverse Stock Split will result in a price level for the Common Stock of the Company that will mitigate the present reluctance on the part of brokers and investors to trade in the Company's Common Stock. In addition, the Board of Directors is hopeful that the Reverse Stock Split will permit the Common Stock to be eligible for quotation on the Nasdaq National Market, or listed or admitted to trading on a national securities exchange, which would result in a broader trading market for the Company's securities. The Company's Common Stock is currently quoted on the Over-the-Counter Bulletin Board.


     There can be no assurance either that (i) the Reverse Stock Split will result in a price level for the Common Stock of the Company that will mitigate the present reluctance on the part of brokers and investors to trade in the Company's Common Stock, especially since there are many other factors that affect both demand for and price of stock or (ii) the Reverse Split will permit the Common Stock to be eligible for quotation on the Nasdaq National Market or listed or admitted to trading on a national securities exchange. The Board of Directors also considered that the effect of the Reverse Stock Split could be a decrease in the trading price of the Common Stock. Moreover, the Reverse Stock Split may result in a stockholder owning an odd lot of Common Stock. Stockholders may incur higher transactional costs to trade an odd lot of Common

Stock than he or she would incur to trade a round lot. Generally, an odd lot is fewer than 100 shares and a round lot is 100 shares.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

     If Proposal No. 1 is approved by the stockholders, the Reverse Stock Split would become effective at such time as the Company files the Charter Amendment with the Secretary of State of Delaware (the "Effective Date"). Even if the Reverse Stock Split is approved by the stockholders, it is within the discretion of the Board of Directors not to carry out the Reverse Stock Split. Upon the filing of the Charter Amendment, all the Old Common Stock will be converted into New Common Stock as set forth in the Charter Amendment. No fractional shares will be issued. In lieu of any such fractional shares, each holder of Old Common Stock who would otherwise have been entitled to a fraction of a share of New Common Stock upon surrender of such holder's certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) ten,
(ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Old Common Stock then held of record by such holder) and (iii) the average last sale price of shares of Old Common Stock for the 20 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the Over-the-Counter Bulletin Board. From and after the Effective Date, certificates representing shares of Old Common Stock shall be deemed to represent only the right to receive shares of New Common Stock to which an individual stockholder is entitled.

CERTIFICATES AND FRACTIONAL SHARES

     As soon as practicable after the Effective Date, the Company will request all stockholders to return their stock certificates representing issued shares of Old Common Stock outstanding on the Effective Date ("Old Certificates") in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted ("New Certificates") as a result of the Reverse Stock Split. Each stockholder will receive a letter of transmittal from the Company's transfer agent, American Stock Transfer & Trust Company (the "Transfer Agent"), containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive New Certificates, stockholders must surrender their Old Certificates pursuant to the Transfer Agent's instructions, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require.

     Beginning with the Effective Date, each Old Certificate, until surrendered and exchanged as described above, will be deemed for all corporate purposes to evidence ownership of the whole number of shares of New Common Stock into which the shares evidenced by such Old Certificates have been converted.

     No fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split. In lieu of receiving fractional shares, stockholders who hold a number of shares not evenly divisible immediately prior to the Reverse Stock Split will be entitled to receive cash for any fractional share, as described above.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT


     The principal effect of the Reserve Stock Split will be to decrease the number of shares of Common Stock outstanding from approximately 70.6 million to approximately 7.1 million. In addition, the Board of Directors will take appropriate action to adjust proportionately the number of shares of Common Stock issuable upon exercise of outstanding warrants, options and other convertible securities, and to adjust the related exercise and conversion prices, to reflect the Reverse Stock Split. As a result, following the Effective Date, the number of shares of Common Stock issuable upon the exercise of outstanding Convertible Preferred Stock, warrants, options and other convertible securities will be reduced from 95,871,713 to 9,587,171 shares. In addition, if both the Charter Amendment and the 1998 Stock Plan proposals are approved, following the Effective Date, the number of shares of New Common Stock reserved for issuance under the 1998 Stock Plan will be reduced from 28,355,000 to 2,835,500. The authorized number of shares of Common Stock will be reduced from 300,00,000 shares to 75,000,000 shares. The number of authorized shares of Convertible Preferred Stock will not be affected by the Reverse Stock Split.

     The shares of New Common Stock will be fully paid and non-assessable. The relative voting and other rights of holders of the New Common Stock will not be altered by the Reverse Stock Split. Because no fractional shares of New Common Stock will be issued, any stockholder who owns less than 10 shares of Old Common Stock will cease to be a stockholder of the Company as of the Effective Date; nevertheless, the Company does not anticipate that the Reverse Stock Split will result in any material reduction in the number of holders of Common Stock. Each stockholder's percentage ownership of the New Common Stock will not be altered except for the effect of the elimination of fractional shares. The Company estimates that it will cost less than $2,000 to pay for fractional shares. While the authorized Common Stock of the Company will be reduced from 300 million shares to 75 million as a result of the Charter Amendment, because such reduction will not be in the same proportion as the reduction in the number of outstanding shares of Common Stock, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the Reverse Stock Split. Such shares may be issued by the Board of Directors in its discretion. Any such future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock. The Board of Directors has no present plans with respect to such an issuance.


     Moreover, while the Board of Directors believes it advisable to authorize and approve the Reverse Stock Split for the reasons set forth above, the Board of Directors is aware that the increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect in that it would enhance the ability of the Company to issue additional shares which could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. In addition, the mere availability of such additional shares may work to discourage an attempt to acquire control of the Company other than through negotiations with the Board of Directors. The Reverse Stock Split is not being recommended by the Board of Directors as part of an anti-takeover strategy and the Board of Directors has no knowledge of any party seeking to alter its current stockholding position in the Company.


     The Reverse Stock Split will not change the par value of shares of Common Stock. However, under applicable Delaware law, the total capital of the Company will not be reduced as a result of the Reverse Stock Split, even though the aggregate par value of all issued and outstanding shares will be reduced to one-tenth of the aggregate par value prior to the Reverse Stock Split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, nonresident aliens, broker-dealers or insurance companies) or any aspects of state, local or foreign tax laws. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Reverse Stock Split.

     The Company has been advised that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split should not result in the recognition by stockholders of any gain or loss for federal income tax purposes (except to the extent of the cash received in lieu of fractional shares). The holding period for each share of New Common Stock received by a stockholder will include the stockholder's holding period for its shares of Old Common Stock with respect to which such share of New Common Stock is issued, provided that the shares of Old Common Stock were held as a capital asset. The adjusted tax basis of each share of New Common Stock received by a stockholder (including the fractional share for which cash is received) will be the same as the adjusted tax basis of the shares of Old Common Stock with respect to which such share of New Common Stock is issued. A stockholder who receives cash in lieu of a fractional share of New Common Stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of such stockholder's aggregate adjusted tax basis in the shares of Old Common Stock allocated to such fractional share.

MISCELLANEOUS

     The Board of Directors may abandon the proposed Reverse Stock Split at any time before or after the Meeting and prior to the filing of the Charter Amendment if for any reason the Board of Directors deems it advisable to do so. In addition, the Board of Directors may make any and all changes to the Charter Amendment that it deems necessary to file the Charter Amendment with the Delaware Secretary of State and give effect to the Reverse Stock Split.

RECOMMENDATION AND VOTE


     Assuming the presence of a quorum, the proposal to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split requires the approval by the holders of a majority of the outstanding shares of Voting Stock. Proxies will be voted for or against such approval in accordance with specifications marked thereon and, if no specification is made, will be voted FOR such approval. WCAS, WHICH OWNS MORE THAN A MAJORITY OF THE OUTSTANDING VOTING STOCK, HAS INDICATED ITS INTENTION TO VOTE IN FAVOR OF THE CHARTER AMENDMENT.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL. EACH PROXY RETURNED TO THE PROXY HOLDERS WILL BE VOTED "FOR" APPROVAL OF THE REVERSE STOCK SPLIT, UNLESS OTHERWISE INSTRUCTED.

                                 PROPOSAL NO. 2

                          APPROVAL OF 1998 STOCK PLAN

GENERAL


     The Board of Directors is proposing for stockholder approval the 1998 Stock Option and Restricted Stock Purchase Plan (the "1998 Stock Plan"). The Board of Directors approved the 1998 Stock Plan in July 1998, subject to stockholder approval at this Meeting. The purposes of the 1998 Stock Plan are (i) to align the interests of the Company's stockholders and recipients of options under the 1998 Stock Plan by increasing the proprietary interest of such recipients in the Company's growth and success, and (ii) to advance the interests of the Company by attracting and retaining officers, other key employees and well-qualified non-employee directors. Under the 1998 Stock Plan, the Company may grant incentive stock options (within the meaning of Section 422 of the Code) and nonqualified stock options and restricted stock purchase awards to purchase an aggregate of up to 28,355,000 shares of Common Stock prior to the Reverse Stock Split. The following summary describes the principal features of the 1998 Stock Plan and is qualified in its entirety by reference to the specific provisions of the 1998 Stock Plan, a copy of which is attached hereto as Appendix B.


DESCRIPTION OF THE 1998 STOCK PLAN


     Shares and Options Subject to Plan. The 1998 Stock Plan provides for the grant of options or awards to purchase an aggregate 28,355,000 shares of Common Stock (subject to adjustment, including in connection with the Reverse Stock Split), either in the form of incentive stock options intended to meet the requirements of Section 422 of the Code or non-qualified stock options or restricted stock purchase awards. The 1998 Stock Plan includes provisions for adjustment of the number of shares of Common Stock available for grant or award thereunder and in the number of shares of Common Stock underlying outstanding options in the event of any stock splits, stock dividends or other relevant changes in the capitalization of the Company.

     Eligibility. Under the 1998 Stock Plan, employees, including officers, are eligible to receive grants of either incentive stock options ("ISO") structured to qualify under Section 422 of the Code, or non-qualified stock options and restricted stock purchase awards, both of which are not intended to meet the requirements of Code Section 422. Consultants and non-employee directors are eligible to be granted only nonqualified options and awards.


     Administration. Administration of the 1998 Stock Plan has been delegated to the Compensation Committee of the Board of Directors, consisting entirely of "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee, within the parameters of the 1998 Stock Plan, has authority to determine to whom options or awards are granted, the number of options or awards granted, and the terms of such options and awards. All questions of interpretation or application of the 1998 Stock Plan are determined by the Compensation Committee, whose decisions are final and binding upon all participants.

     Terms of Options and Awards. Each option or award granted will be evidenced by a stock option or restricted stock purchase agreement.

     The Committee will fix the term and vesting provisions of all options granted pursuant to the Plan, provided, however, that the term of any option granted may not exceed ten years from the date on which the option is granted.


     The exercise price of ISOs may not be less than 100% of the fair market value of the shares of Common Stock, as determined by the Board of Directors or the Committee, as the case may be, on the date the option is granted. The exercise price of non-qualified stock options may be equal to, less than or more than the fair market value of the shares of Common Stock on the date the option is granted. In addition, the aggregate fair market value (determined as of the date an ISO is granted) of the shares of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. In addition, no ISO shall be granted to an optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company.


     Restricted stock purchase awards granted under the 1998 Stock Plan will be in such amounts and at such times as determined by the Compensation Committee. The purchase price, as well as the vesting provisions, of such awards shall be determined by the Compensation Committee and the purchase price may be equal to, less than or more than the fair market value of the shares of Common Stock to be awarded.

     Term of the 1998 Stock Plan. Assuming stockholder approval, the 1998 Stock Plan will be effective as of July 28, 1998 and will continue in effect until July 28, 2008.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The tax consequences of incentive stock options, non-qualified stock options and restricted stock purchase awards are quite complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Incentive stock options granted pursuant to the 1998 Stock Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. If an optionee does not dispose of the shares acquired pursuant to exercise of an incentive stock option within one year after the transfer of such shares to the optionee and within two years from grant of the option (the "ISO holding period requirements"), such optionee will recognize no taxable income as a result of the grant or exercise of such option. (However, for alternative minimum tax purposes the optionee will recognize as an item of tax preference the difference between the fair market value of the shares received upon exercise and the exercise price.) Any gain or loss that is subsequently recognized upon a sale or exchange of the shares may be treated by the optionee as long-term capital gain or loss, as the case may be. The Company will not be entitled to a deduction for federal income tax purposes with respect to the issuance of an incentive stock option, the transfer of shares upon exercise of the option or the ultimate disposition of such shares (provided the ISO holding period requirements are satisfied).

     If shares received upon exercise of an incentive stock option are disposed of prior to satisfaction of the ISO holding period requirements, the optionee generally will recognize taxable ordinary income, in the year in which such disqualifying disposition occurs, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, and (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax information reporting requirements. In addition, the excess, if any, of the amount realized by the optionee on such disqualifying disposition over the fair market value of the shares on the date of exercise of the incentive stock option will be treated as capital gain, long-term or short-term, depending on whether, after exercise of the option, the shares were held for more than one year (the applicable long-term capital gain holding period) prior to such disposition.

     Non-qualified stock options may be granted under the 1998 Stock Plan. An optionee generally will not recognize any taxable income upon grant of a non-qualified stock option. The optionee will recognize taxable ordinary income, at the time of exercise of such option, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Such amount will ordinarily be deductible by the Company in the same year, provided that the Company satisfies certain federal income tax information reporting requirements. Any gain or loss that is subsequently recognized by the optionee upon a sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on whether, after the exercise of the option, the shares were held for more than one year prior to such sale or exchange.

     Restricted stock purchase awards may also be granted pursuant to the 1998 Stock Plan. A recipient of a restricted stock purchase award generally will not recognize taxable income upon the purchase of shares of restricted stock, unless he or she makes a timely election under Section 83(b) of the Code. Such a recipient, however, would recognize taxable ordinary income (and the holding period for such shares would commence) at the time that such shares become vested, in an amount equal to the excess of the fair market value of the shares at that time over the purchase price paid for such shares. If, on the other hand, the recipient makes a timely election under Section 83(b), he or she would recognize taxable ordinary income (and the holding period for such shares would commence) at the time of purchase, in an amount equal to the excess of the fair market value of the shares at that time (determined without regard to any transfer restrictions imposed on the shares, vesting provisions or any restrictions imposed by the securities laws) over the purchase price paid for such shares. In either case, the Company should be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient in the same year that the recipient recognized such income, provided that the Company satisfies certain federal income tax information reporting requirements. Any gain or loss that is subsequently recognized by the recipient upon a sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on whether the shares were held for more than one year prior to such sale or exchange.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION


     Assuming the presence of a quorum, the proposal to adopt the 1998 Stock Plan requires the approval by the holders of a majority of the outstanding shares of Voting Stock. Proxies will be voted for or against such approval in accordance with specifications marked thereon and, if no specification is made, will be voted FOR such approval. WCAS, WHICH OWNS MORE THAN A MAJORITY OF THE OUTSTANDING VOTING STOCK, HAS INDICATED ITS INTENTION TO VOTE IN FAVOR OF THE 1998 STOCK PLAN.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL. EACH PROXY RETURNED TO THE PROXY HOLDERS WILL BE VOTED FOR APPROVAL OF THE 1998 STOCK PLAN UNLESS OTHERWISE INSTRUCTED.

                                 PROPOSAL NO. 3



                          TO APPROVE THE NEW AUDITORS



     KPMG Peat Marwick LLP ("KPMG") has been selected by the Board of Directors to serve as the Company's principal accounting firm for the 1998 fiscal year. Representatives of KPMG are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.



     Arthur Andersen LLP ("Andersen") was the principal accounting firm for the Company when the Company operated under the name Aurora Electronics, Inc ("Aurora"). KPMG was the principal accounting firm for Cerplex, Inc. (formerly known as The Cerplex Group)("Old Cerplex"), which was acquired by the Company in a merger on April 30, 1998. As a result of the merger, the Company changed its name from Aurora Electronics, Inc. to The Cerplex Group, Inc. and eliminated certain operations relating to the business conducted by Aurora. In July 1998, Andersen's appointment as principal accountant was terminated and the Company engaged KPMG as the Company's principal accountant. The Company's Board of Directors approved the decision to change accountants. The opinion of Andersen on its report dated January 12, 1998 did not contain any adverse opinions or disclaimers of opinions or modifications as to uncertainty, audit scope or accounting principles, except that such opinion included an explanatory paragraph which expressed substantial doubt as to the Company's ability to continue as a going concern. There were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.



VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION



     Assuming the presence of a quorum, the proposal to engage the New Auditors requires the approval by the holders of a majority of the outstanding shares of Voting Stock. Proxies will be voted for or against such approval in accordance with specifications marked thereon and, if no specification is made, will be voted FOR such approval. WCAS, WHICH OWNS MORE THAN A MAJORITY OF THE OUTSTANDING VOTING STOCK, HAS INDICATED ITS INTENTION TO VOTE IN FAVOR OF THE NEW AUDITORS.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL. EACH PROXY RETURNED TO THE PROXY HOLDERS WILL BE VOTED FOR APPROVAL OF APPOINTMENT OF THE NEW AUDITORS UNLESS OTHERWISE INSTRUCTED.



                                 OTHER MATTERS



     The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Meeting. Should any other matter be properly brought before the Meeting, the holders of the proxies herein solicited will vote thereon in their discretion.



                                          By order of the Board of Directors



                                          Philip E. Pietrowski


September 8, 1998                         Secretary

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            THE CERPLEX GROUP, INC.

     The undersigned, the President and Secretary of The Cerplex Group, Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

          1. The Board of Directors of The Cerplex Group, Inc. duly adopted a resolution, in accordance with Section 242 of the General Corporation Law of the State of Delaware, to amend the Certificate of Incorporation of The Cerplex Group, Inc. to effect a one-for-ten reverse stock split on the Common Stock and declaring the advisability thereof.

          2. At the Special Meeting of Stockholders held on October 5, 1998, duly called and held in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, were voted in favor of such amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          3. Paragraph (A) of Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

             "(A) The total number of shares of all classes of stock which the Company shall have the authority to issue is 76,000,000 shares, consisting of 75,000,000 shares of Common Stock $0.03 par value, and 1,000,000 shares of Preferred Stock, $0.01 par value. Upon amendment of this Article as herein set forth (the "Effective Date"), each ten (10) shares of Common Stock issued and outstanding on the Effective Date (the "Old Common Stock") shall be converted into one (1) share of Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. A holder of each such 10 shares of Old Common Stock shall be entitled to receive upon surrender of the certificates representing such Old Common Stock (the "Old Certificates," whether one or more) to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any such fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share of Common Stock upon surrender of such holder's Certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) ten, (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Old Common Stock then held of record by such holder) and (iii) the average last sale price of shares of Old Common Stock for the 20 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the OTC Bulletin Board. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his or her certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
                    , 1998.

                                          The Cerplex Group, Inc.

                                          By:
                                            ------------------------------------
                                            George L. McTavish
                                            Chairman and Chief Executive Officer

                                                                      APPENDIX B

                            THE CERPLEX GROUP, INC.
                              AND ITS SUBSIDIARIES

                STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

     Section 1. Purpose. The purpose of The Cerplex Group, Inc. and its Subsidiaries Stock Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of The Cerplex Group, Inc., a Delaware corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees, officers and directors of the Company or any Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and other persons and to encourage such employees and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company and/or by the granting of rights to purchase the Common Stock of the Company on a "restricted stock" basis. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code, "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or "restricted stock" awards.

     No grant of "incentive stock options" shall be made under this Plan unless such Plan is approved by the stockholders of the Company within 12 months of the date of the adoption of such Plan.

     Section 2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

     2.1. "Award " shall mean an award of the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

     2.2. "Board of Directors" shall mean the Board of Directors of the Company.

     2.3.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.4. "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof; provided that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

     2.5. "Common Stock" shall mean the Common Stock, $.03 par value, of the Company.

     2.6. "Employee" shall mean (i) with respect to an ISO, any person, including, without limitation, an officer of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company, any Parent or Subsidiary thereof, and (ii) with respect to a Non-Qualified Option and/or an Award, any person employed by, or performing services for, the Company or any Parent or Subsidiary thereof, including, without limitation, directors, consultants and officers.

     2.7. "ISO" shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

     2.8. "Non-Qualified Option" shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a "non-qualified stock option" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

     2.9. "Option" shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

     2.10. "Participant" shall mean any Employee to whom an Award and/or an Option is granted under the Plan.

     2.11. "Parent" of the Company shall have the meaning set forth in Section 424(e) of the Code.

     2.12.  "Subsidiary" of the Company shall have the meaning set forth in
Section 424(f) of the Code.

     Section 3. Eligibility. Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

     Section 4.  Common Stock Subject to the Plan.

     4.1. Number of Shares. The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate 28,355,000 shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

     4.2. Reissuance. The shares of Common Stock that may be subject to Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan. If any shares of Common Stock issued or sold pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares may again be subject to an Option and/or Award granted under the Plan.

     4.3.  Special ISO Limitations.

     (a) The aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

     (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

     4.4.  Limitations Not Applicable to Non-Qualified Options or
Awards. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

     Section 5.  Administration of the Plan.

     5.1. Administration. Subject to the proviso in Section 2.4 hereof, the Plan shall be administered by a committee of the Board of Directors (the "Committee") established by the Board of Directors and consisting of no less than three persons. All members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that the Company becomes a "publicly held corporation" within the meaning of Section 162(m) of the Code and the regulations thereunder and any successor provision thereto (the "Section 162(m) Provisions"), all members of the Committee shall be "outside directors" within the meaning of the Section 162(m) Provisions no later than the earliest applicable date described in Treasury Regulation Section 1.162-27(f)(2) (the "Transition Date"). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

     5.2.  Grant of Options/Awards.

     (a) Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part;
(v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company's meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISOs shall be deemed "accelerated" within the meaning of Section 424(h) of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan. Notwithstanding the foregoing, however, in the event that the Company becomes a "publicly held corporation" within the meaning of the Section 162(m) Provisions, the Committee will not on or after the Transition Date grant any Non-Qualified Option to any Employee who is likely to be a "covered employee" within the meaning of the
Section 162(m) Provisions, unless the grant of such Non-Qualified Option complies with the requirements set forth in the Section 162(m) Provisions with respect to the Company's entitlement to a deduction upon the exercise of such Non-Qualified Option, including without limitation the requirements relating to objective performance goals established by the Committee and shareholder approval.

     (b) Awards. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company's meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to purchase the Common Stock subject to an Award); (x) to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan. Notwithstanding the foregoing, however, in the event that the Company becomes a "publicly held corporation" within the meaning of the Section 162(m) Provisions, the Committee will not on or after the Transition Date grant any Award to any Employee who is likely to be a "covered employee" within the meaning of the Section 162(m) Provisions, unless the grant of such Award complies with the requirements set forth in the Section 162(m) Provisions with respect to the Company's entitlement to a deduction upon the exercise of such Award, including without limitation the requirements relating to objective performance goals established by the Committee and shareholder approval.

     5.3. Interpretation. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

     5.4. Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

     5.5. Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

     Section 6.  Terms and Conditions of Options.

     6.1. ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

     The terms and conditions of each ISO shall include the following:

          (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the fair market value of the shares of Common Stock subject to the ISO on the date the ISO is granted. For purposes of the Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Board of Directors.

          (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, an ISO shall be exercisable only by the Participant.

          (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate); provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

          (d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

          (e) The terms and conditions of each ISO may include the following provisions:

             (i) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

             (ii) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

             (iii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

             (iv) In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

     6.2. Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422(b) of the Code, but will be a "non-qualified stock option" for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

     The terms and conditions of each Non-Qualified Option Agreement shall include the following:

          (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted as determined in good faith by the Committee.

          (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

          (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

          (d) The terms and conditions of each Non-Qualified Option may include the following provisions:

             (i) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

             (ii) In the event a Participant's employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i)above or (y) by reason of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

             (iii) In the event a Participant shall cease to be an Employee of the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

             (iv) In the event a Participant shall die while an Employee of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the

        Participant's estate or by any person or persons who shall have acquired the Non-Qualified Option directly from the Participant by bequest or inheritance.

          (e) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

     7. Terms and Conditions of Awards. The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

     The terms and conditions of each Award may include the following:

          (a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Award on the date the Award is granted (but in no event less than the par value of such shares).

          (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

          (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to any restrictions imposed on such Stock and such other matters as the Committee may determine.

          (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld, or if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

     Section 8. Adjustments. (a) In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity in each such case through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Committee in good faith shall, subject to the provisions of
Section 8(c) below if the circumstances therein specified are applicable, appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the limitations of
Section 424 of the Code shall apply with respect to adjustments made to ISOs,
(ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

     (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to the provisions of Section 8(c) below if the circumstances therein specified are applicable, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.


     (c) Notwithstanding Sections 8(a) and 8(b) hereof, in the event of (i) any offer to holders of the Company's Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an "Acquisition"), the Board of Directors may, in its sole discretion, cancel any outstanding Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the "Option Shares") that, as of the date of the consummation of such Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.


     Section 9. Effect of the Plan on Employment Relationship. Neither the Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

     Section 10. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder, (ii) to decrease the minimum exercise price specified by the Plan in respect of ISOs or (iii) to change the class of Employees eligible to receive ISOs under the Plan.

     Section 11. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

     Section 12. Effective Date of the Plan. The Plan shall be effective as of July 28, 1998, the date on which the Plan was adopted by the Board of Directors.

                                   * * * * *

                             THE CERPLEX GROUP, INC.
                                1382 Bell Avenue
                            Tustin, California 92780


                             For the Special Meeting
                   of Stockholders to be held October 5, 1998


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints George L. McTavish and Steve Korby, Proxies, each with full power of submission to vote all of the stock of the undersigned at the Special Meeting of Stockholders of The Cerplex Group, Inc. (the "Company") to be held on Monday, October 5, 1998 at 3:00 p.m. (Pacific time) at the Company's offices located at 1382 Bell Avenue, Tustin, California, and at any adjournment thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.


         1. Approval and adoption of an amendment to the Company's Certificate of Incorporation to effect a one-for-ten reverse stock split of the Common Stock and to reduce the number of shares of authorized Common Stock from 300 million to 75 million.

                  FOR  / /          AGAINST / /          ABSTAIN / /

         2.       Approval and adoption of the 1998 Stock Plan.

                  FOR  / /          AGAINST / /          ABSTAIN / /

---------------------------------------------------------------


         3. Approval of KPMG Peat Marwick as the Company's independent accountants and auditors.

                  FOR / /          AGAINST / /          ABSTAIN / /



         4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not known to the Board of Directors prior to the solicitation of this Proxy.


                  FOR  / /          AGAINST / /          ABSTAIN / /

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS DESCRIBED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


                                                    Dated: _______________, 1998


Signature(s)___________________________

Please sign exactly as your name appears hereon. Please date, sign and return the Proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name, all holders must sign.

                                       33